EXHIBIT 99.1

PROXY

GREATER BUFFALO SAVINGS BANK
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 29, 1999

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints ANDREW W. DORN, JR. and LOUIS SIDONI and each or any of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of Shareholders of GREATER BUFFALO SAVINGS BANK (the "Company") to be held at the Company's corporate offices at 2421 Main Street, Buffalo, New York, on April 29, 2003 at 5:30 p.m., local time, and any adjournment(s) thereof revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment(s) thereof.

The Board of Directors recommends a vote "FOR" Proposal No. 1

1. ELECTION OF DIRECTORS:

☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY to vote
(except as marked to the contrary below)	for all nominees listed below
ANDREW W. DORN, JR.
CAROLYN B. FRANK
BRENDA WILLIAMS McDUFFIE
LOUIS SIDONI
BARRY M. SNYDER
(Instruction: To withhold authority to vote for any individual nominee mark "FOR" all nominees above and write the name(s) of that nominee(s) with respect to whom you wish to withhold authority to vote here: _________________________________________
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The Board of Directors recommends a vote "FOR" Proposal No. 2

2. PROPOSAL TO APPROVE THE PROPOSED AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF FEBRUARY 10, 2003, BY AND BETWEEN GREATER BUFFALO SAVINGS BANK AND GREAT LAKES BANCORP, INC.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS NO. 1 AND NO. 2.

Dated: ______________, 2003

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Signature

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Signature if held jointly

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign a partnership name by authorized person. PLEASE SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE